Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE	Michael Gross
President
Robinson Lerer & Montgomery
(646) 805-2003
mgross@rlmnet.com
Michaels Stores, Inc. Files Rule 12b-25 Filing
IRVING, Texas — June 8, 2006 — Michaels Stores, Inc. (NYSE: MIK) today filed a Rule 12b-25 filing related to its April 29, 2006
Form 10-Q filing. Based on recent media reports regarding historical stock option practices at other publicly traded companies, the Company’s Audit Committee has initiated an internal review on a proactive basis into the Company’s historical stock option grant practices. The Audit Committee’s internal review is being conducted with the assistance of independent legal counsel and outside accounting experts. The Audit Committee has not reached any final conclusions as the internal review is not complete and is continuing.
Due to the volume of data subject to this review, the Company has been unable to complete and file by the prescribed due date its Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2006. The Company is working diligently to file its Quarterly Report on Form 10-Q by the fifth calendar day following the required filing date as permitted by Rule 12b-25. At this time, the Company is unable to determine whether any accounting adjustment might be required, the final amount of any accounting adjustment, if required, or whether such an adjustment will require a restatement of prior period financial statements or will be reflected in its fiscal 2006 results of operations. The Company is also evaluating whether previously deducted compensation expense related to exercised stock options might not be deductible under Section 162(m) of the Internal Revenue Code, which could result in additional taxes and interest due related to prior deductions and the loss of future deductions. However, the Company has not completed its assessment of these tax matters.
The internal review is focused principally on the time period from 1990 to 2001. Since October 2001, the Company has utilized pre-determined effective grant dates and generally pre-determined grant levels for its stock option program. Stock option grants from October 2001 to the present have consistently followed these processes.
The Company’s independent accounting firm has been informed about the internal review and the Company has also voluntarily reported the commencement of this review to the Securities and Exchange Commission.
The Company’s Board continues to actively pursue the previously announced process to explore strategic alternatives to enhance shareholder value including, but not limited to, a potential sale of the Company.
Michaels Stores, Inc. is the world’s largest specialty retailer of arts, crafts, framing, floral, wall décor, and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of June 8, 2006, the Company owns and operates 900 Michaels stores in 48 states and Canada, 165 Aaron Brothers stores, 11 Recollections stores, and four Star Decorators Wholesale operations.

8000 BENT BRANCH DRIVE • IRVING, TEXAS 75063
(972) 409-1300

This document may contain forward-looking statements that reflect our plans, estimates, and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that Michaels or its management “anticipates,” “plans,” “estimates,” “expects,” “believes,” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements and should be read in conjunction with our consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended January 28, 2006. Specific examples of forward-looking statements include, but are not limited to, forecasts of same-store sales growth, operating income, and diluted earnings per share. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the results of the internal review describe in this press release; and other factors as set forth in our Annual Report on Form 10-K for the fiscal year ended January 28, 2006, particularly in “Critical Accounting Policies and Estimates” and “Risk Factors,” and in our other Securities and Exchange Commission filings. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.
This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

8000 BENT BRANCH DRIVE • IRVING, TEXAS 75063
(972) 409-1300